EXHIBIT 10.71

UMPQUA BANK
NONQUALIFIED DEFERRED COMPENSATION PLAN
Revised and Restated January 1, 2024

PREAMBLE
Columbia Banking System, Inc. (the “Company”) is the current sponsor of the Umpqua Legacy Supplemental Retirement/Nonqualified Deferred Compensation Plan (the “Plan”). The Plan was most recently amended effective January 1, 2019 and was subsequently amended in 2022 to, among other things, reflect the Company’s merger with Umpqua Holdings Corporation and effectuate the transfer of the sponsorship of the Plan from Umpqua Holdings Corporation to the Company). By executing the Adoption Agreement attached hereto, the Company amends and completely restates the Plan effective January 1, 2024. Among other things, this January 1, 2024 restatement changes the Plan’s name to the “Umpqua Bank Nonqualified Deferred Compensation Plan.” The Plan is, and remains, an unfunded Supplemental Retirement/Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees as well as the non-employee members of the Company’s Board of Directors (“Eligible Directors”). Under the terms of the Plan, Eligible Directors and certain select employees may elect to defer receipt of their Compensation and to provide a means for deferrals of Compensation. This January 1, 2024 restatement applies to amounts deferred and/or contributed to the Plan on Compensation earned on and after January 1, 2024. Amounts deferred and or contributed to the Plan prior to January 1, 2024, shall continue to be governed by the previous restatement, as amended.
Participants shall have no right, either directly or indirectly to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan. In addition, no Participant shall have any interest in any Employer assets set aside as a source of funds to satisfy its benefit obligations under the Plan, including the establishment of any trust under the terms of IRS Revenue Procedure 92-64 or any amendment thereof or successor thereto, Participants shall have the status of general unsecured creditors of the Employer and the Plan constitutes an unsecured promise by the Employer to make benefit payments in the future.
The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for Eligible Directors and a select group of management or highly compensated employees” within the meaning of Sections 201(2) and 301(a)(3) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.
ARTICLE I
DEFINITIONS
Whenever used herein, the following capitalized words have the meanings set forth below, unless a different meaning is clearly required by the intent.
1.1    Account
The notional account established for the benefit of each Plan Participant under the Plan in accordance with Article V.
1.2    Account Balance
The Account Balance means the notional, bookkeeping account for a Participant that is established and maintained to record the Participant’s interest under the Plan and any subaccounts maintained with respect to a Participant. A Participant’s Account Balance shall consist of contributions credited to such Account (including, i.e., Elective Deferrals, Employer matching contributions, and Employer discretionary contributions), as adjusted for earnings, losses, appreciation, depreciation, distributions, expenses, and other charges made against the Account pursuant to Article V.
1.3    Adoption Agreement
The Adoption Agreement executed by the Company adopting the Plan and specifying certain features of the Plan as elected therein, as the same may be amended from time to time, a copy of which is attached and made part of this Plan.
1.4    Alternate Payee
Any person to whom all or a portion of a Participant’s Account Balance is payable pursuant to a Qualified Domestic Relations Order which meets the requirements of Section 414(c) of the Code.
1.5    Beneficiary
An individual, individuals, trust or other entity designated by the Participant to receive their benefit in the event of the Participant’s death. If more than one Beneficiary survives the Participant, payments shall be made equally to all such Beneficiaries, unless otherwise provided in the beneficiary designation form. Nothing herein shall prevent the Participant from designating primary and contingent Beneficiaries.
1.6    Board of Directors (Board)
The Company’s Board of Directors.
1.7    Change of Control
The occurrence of any one or more of the following events with respect to the Company:

(1)Any person (including any individual or entity), or persons acting in concert, become(s) the beneficial owner of voting shares representing fifty percent (50%) or more of the Company’s issued and outstanding shares;
(2)A majority of the Board of Directors is removed from office by a vote of the Company’s shareholders against the recommendation of the Board then serving; or
(3)Employer is a party to a plan of merger or plan of exchange and upon consummation of such plan, the shareholders of the Company immediately prior to the transaction do not own or continue to own (i) at least forty percent (40%) of the shares of the surviving company (if the then current Chief Executive Officer (CEO) of the Company continues as CEO of the surviving organization), or (ii) at least a majority of the shares of the surviving organization (if the then current Company CEO does not continue as CEO of the surviving organization).
1.8    Code
The Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation, which amends, supplements or replaces such section or subsection.
1.9    Company
Columbia Banking System, Inc., or any successor thereto.
1.10    Compensation
Compensation is used to determine the amount of Elective Deferrals which can be deferred by a Participant. For Participants who are Eligible Employees, Compensation under the Plan is defined as the cash compensation paid to the individual by the Adopting Employer including any salary, monthly, quarterly, annual or other cash bonuses, and commissions. For Participants who are Eligible Directors, Compensation under the Plan is defined as cash compensation paid to the Eligible Director for the individuals’ service on the Board of Directors. In all cases, Compensation shall be determined on the basis of the compensation actually paid to the Participant during the Calendar Year or, in the case of bonuses and other incentive compensation payable to an Eligible Employee, compensation earned during the Calendar Year but paid in a future Calendar Year. For the avoidance of doubt, “Compensation” in all cases excludes any amounts paid to a Participant from a non-qualified deferred compensation plan or paid as the result of a grant of restricted stock, restricted stock units, stock appreciation rights, stock options, or similar equity or equity-based type award.
1.11    Controlled Group
The Controlled Group rules as defined in Code Section 414, under which certain affiliated corporations and unincorporated businesses are treated as a single employer, will apply to the Plan established hereunder, except as otherwise provided by applicable Treasury Regulations.
1.12    Disability
A Participant shall be considered disabled if they either (1) is eligible for disability benefits under the Employer's Long-Term Disability Plan or (2) is eligible for Social Security disability benefits.

1.13    Distributable Event
The event which entitles a Participant to payment under the Plan. A Participant shall have no right to receive a payment of their benefit until reaching a Distributable Event, except as specifically provided herein.

1.14     Effective Date
The initial Effective Date of the Plan was March 15, 2000. This is an amendment and restatement of the Plan to reflect a change in the members of the Company’s Controlled Group eligible to participate in this Plan, and to make other clarifying and desirable administrative changes, which shall be effective January 1, 2024.
1.15    Elective Deferral
The portion of a Participant’s Compensation that is being deferred by a Participant pursuant to an Elective Deferral Agreement. Such Compensation cannot yet have been earned by the Participant at the time of the Participant’s election to defer.
1.16     Eligible Director
An Eligible Director means a member of the Board of Directors who is not employed by the Company or any Employer.
1.17     Eligible Employee
An Eligible Employees means an Employee of an Adopting Employer who the Plan Administrator determines is part of a select group of management or highly compensated employees of the Adopting Employer.
1.16     Employee
An Employee under Code Section 409A is limited to (1) an individual; (2) a personal service corporation as defined in Code Section 269(A)(b)(1); or (2) an entity that would be a personal service corporation if it were a corporation; or (3) a qualified personal service corporation as defined in Code Section 448(d)(2), or an entity that would be a personal service corporation if it were a corporation, for any year in which such an individual, corporation, subchapter S corporation, partnership, or other entity accounts for gross income form the performance of services under the cash receipts and disbursements method of accounting. The term Employee generally includes a person who has separated from Service (a former Employee). Employee is further limited to individuals employed as common law employees of the Employer, and whose compensation received from the Employer in exchange for services rendered by the Employee to the Employer is reported by the Employer on IRS Form W-2.
1.17     Employer
Except as otherwise specifically provided in Treasury Regulation §1.409A, an Employer (as defined in Code Section 409A as the Service Recipient) means the person for whom the services are performed and with respect to whom the legally binding right to compensation arises, and all persons with who such person would be considered a single Employer under Code Section 414(c) (employees of a partnership, proprietorships, etc., under common control). For example, if the service provider is an Employee, the Employer is generally the Service Recipient [including all persons treated as a single employer under Code Section 414(b) or (c)]. Notwithstanding the foregoing, Code Section 409A applies to a plan that provides for the deferral of Compensation, even if the payment of Compensation is not made by the person for whom the services are performed.
1.18     Entry Date
Eligible Employees and Eligible Directors who meet the eligibility requirements specified at Section III of the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. The period of service upon which Elective Deferrals are based shall commence on the first payroll period beginning after the Effective Date of the Plan and the date on which a deferral election is received and accepted by the Plan Administrator.
Employees who have not met the eligibility requirements on the Effective Date shall become Participants on the first day of the month following the date on which the Employee satisfies the Plan’s eligibility requirements.
1.19     ERISA
The Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements, or replaces such section or subsection.

1.20    Insolvent

Means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
1.21    Investment Options
Means a security, mutual fund, common or collective trust, insurance company pooled separate account, or other benchmark for measuring the income, gain or loss recorded for a Participant’s Account.
1.22     Involuntary Separation from Service
A Separation from Service is “involuntary” if the Employer independently exercises its unilateral authority to terminate the Employee. This may include but is not limited to the Employer’s failure to renew a contract provided that the Employee was willing and able to renew. Any characterization of the Separation from Service as voluntary and involuntary by the parties is presumed to be correct but the presumption may be rebutted where the facts and circumstances indicate otherwise.
1.23     Nonqualified Deferred Compensation Plan
A plan, within the meaning of Code Section 409A, the purpose of which is to provide for the deferral of compensation of one or more persons other than a Qualified Employer Plan or any other bona fide vacation, sick leave, compensatory time, disability pay or death benefit plan which permits service providers to defer receipt of a portion of their compensation to a future date, or any other plan specifically excluded from Code Section 409A by applicable law.
1.24    Participant
An Eligible Employee of an Adopting Employer who is selected by the Plan Administrator for participation in the Plan as well as an Eligible Director. A former Eligible Employee who has previously been a Participant and who is still entitled to the payment of benefits under the Plan shall also be considered a Participant. Similarly, a former Eligible Director who has previously been a Participant and who is still entitled to the payment of benefits under the Plan shall also be considered a Participant.
1.25    Plan
The Umpqua Bank Nonqualified Deferred Compensation Plan established by the Company under the terms of this document and the accompanying Adoption Agreement. Prior to January 1, 2024, this Plan was known as the Umpqua Legacy Supplemental Retirement/Deferred Compensation Plan.
1.26    Plan Administrator
The Plan Administrator is the Compensation Committee of the Board of Directors (“Board”). In no event shall any Participant who sits on the Compensation Committee or Board determine the amount of their benefits under this Plan
1.27    Plan Year
The twelve (12) consecutive month period beginning January 1 and ending on December 31.
1.28     Qualified Domestic Relations Order
All rights and benefits including elections provided to a Participant in this Plan shall be subject to the rights afforded to any Alternate Payee under a Qualified Domestic Relations Order as defined in Section 414(p) of the Code or Section 206(d)(3)(B) of ERISA. A distribution to an Alternate Payee shall be permitted if the distribution is authorized by a Qualified Domestic Relations Order.
1.29     Qualified Employer Plan
Any plan described in Code Section 401(a) that includes a trust exempt from tax under Code Section 501(a), any annuity plan described in Code Section 403(a); any annuity contract described in Code Section 403(b); any simplified employee pension (within the meaning of Code Section 408(k)]; any Simple Retirement Account [within the meaning of Code Section 408(p)]; any arrangement under which an active participant makes deductible contributions to a trust described in Code Section 501(c)(18); any eligible deferred compensation plan [within the meaning of Code Section 457(b)]; and any plan described in Code Section 415(m)

1.30     Retirement Age
The attainment of age sixty (60), at which time a Participant may retire.
1.31     Elective Deferral Agreement
The written agreement between a Participant and the Employer to defer receipt by the Participant of Compensation not yet earned. Such agreement shall state the deferral amount or percentage of Compensation to be withheld from the Participant’s Compensation, the date on which distributions shall commence including the form and amount. The agreement shall also specify the effective date of the agreement, as provided at paragraph 3.2.
1.32     Separation from Service
With respect to Employees, the severance of an Employee’s employment with the Employer upon retirement, death, or other termination of service. A termination occurs when it is anticipated that no future services will be performed or that the level of services will permanently decrease to no more than twenty percent (20%) of the average level of services performed over the immediately preceding thirty six (36) month period or the full period of services if less than thirty six (36) months. A rebuttable presumption applies that no termination has occurred if the Employee continues to provide services at a fifty percent (50%) or higher level. This provision with respect to Separation from Service applies only to this Plan, and does not limit or amend the terms of any Employee’s employment agreement.
With respect to Eligible Directors, the date on which the individual ceases to be a member of the Board of Directors and it is anticipated that no future services will be performed or that the level of services will permanently decrease to no more than twenty percent (20%) of the average level of services performed over the immediately preceding thirty six (36) month period or the full period of services if less than thirty six (36) months. A rebuttable presumption applies that no Separation from Service if the Eligible Director continues to provide services at a fifty percent (50%) or higher level.
A leave of absence does not trigger a Separation from Service payment event for the first six (6) months of the leave. The employment relationship continues during a period of military, sick or other bona fide leave of absence if that period is not greater than six (6) months. A leave of absence greater than six (6) month period is not treated as a termination of employment if the Participant’s right is guaranteed by statute or contract.
If the leave of absence does trigger a Separation from Service, the last day of the six (6) month period is considered to be the Participant’s date of the Separation from Service.
1.33     Plan Service Provider
An individual or business entity who is retained by the Plan Administrator on behalf of the Plan to provide specified administrative services to the Plan.
1.34     Substantial Risk of Forfeiture
Compensation is subject to a Substantial Risk of Forfeiture if entitlement to the amount is conditioned on the performance of substantial future services by any person or the occurrence of a condition related to a purpose of the Compensation and the possibility of forfeiture is substantial. For purposes of this paragraph, a condition related to a purpose of the Compensation must relate to the Participant’s performance for the Employer or the Employer’s business activities or organizational goals (for example, the attainment of a prescribed level of earnings or equity value or completion of an initial public offering). For purposes of this paragraph, if an Employee’s entitlement to the amount is conditioned on the occurrence of the Participant’s involuntary Separation from Service without cause, the right is subject to a Substantial Risk of Forfeitures if the possibility of forfeiture is substantial. An amount is not subject to a Substantial Risk of Forfeiture merely because the amount is conditioned, directly, or indirectly, upon refraining from the performance of services.
1.35     Spouse
The individual to whom a Participant is lawfully married, or was lawfully married in the case of a deceased Participant who was married at the time of their death, under state law, and shall be defined consistent with IRS Rev. Rul. 2013-17 and IRS Notice 2014-19, under which the terms “Spouse,” “husband and wife,” “husband,” and “wife” include an individual married to another individual of the same sex if the individuals are lawfully married under state law, and the term “marriage” includes such a marriage between individuals of the same sex, provided that the marriage was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages. Prior to June 26, 2013, the term “Spouse” had the meaning set forth in the then-applicable requirements of the Defense of Marriage Act of 1996 (P.L. 104-199), as amended, which prohibited the recognition of same-sex spouses for purposes of Federal law, including the ERISA and the Code, and which meaning was held unconstitutional by the U.S. Supreme Court in a decision rendered on June 26, 2013. A former spouse will be treated in the same manner as a Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).
1.36    Trust
Any agreement, drafted in accordance with Revenue Procedure 92-64, Code Section 409A and the Treasury Regulations issued thereunder, and IRS Notice 2005-1 as may be amended or superseded, between the Employer and the Trustee under which any assets delivered by the Employer to the Trustee will be held and managed. Any assets held under the terms of the Trust shall be the exclusive property of the Employer and shall be subject to the creditor claims of the Employer. Participants shall have no right, secured or unsecured, to any assets held under the terms of the Trust.
1.37    Trustee
The institution or individual(s), if any, named by the Company in the Trust agreement and any institution which succeeds the Trustee whether by merger, by acquisition of assets or by operation of law.
1.38     Unforeseeable Emergency
A severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s Spouse, a designated beneficiary of the Participant, or a dependent (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(8)) of the Participant or (ii) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not covered by insurance; for example, not as a result of a natural disaster); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For example, the imminent foreclosure of or eviction of the Participant’s primary residence may constitute an Unforeseeable Emergency. In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an Unforeseeable Emergency. Finally, the need to pay for the funeral expenses of a Spouse, beneficiary, or a dependent (as defined herein) may also constitute an Unforeseeable Emergency. Except as may be otherwise provided in the Treasury Regulations under Code Section 409A, the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies. The amount available for distribution due to Unforeseeable Emergency shall not exceed the amount which is necessary to relieve the financial burden including amounts necessary to pay resulting taxes.
1.39    Valuation Date
The date on which Participant accounts under this Plan are valued The Valuation Date shall be the last day of the Plan Year and such other dates as specified by the Plan Administrator.
1.40    Year of Service
A twelve (12) consecutive month period commencing with the Employee’s first day of employment or reemployment, and each twelve (12) consecutive month period.
ARTICLE II
ELIGIBILITY REQUIREMENTS
2.1    Participation
There are two programs administered under this Plan, a Deferred Compensation Program (“DC Program”), which is funded solely by an Elective Deferrals and a Supplemental Retirement Program (“SR Program”) which is funded by discretionary contributions made by the Employer to the accounts of eligible Participants.
2.1.1     Deferred Compensation Program. An Eligible Director and any Eligible Employee who is selected by the Plan Administrator for participation in the DC Program under the Plan and who elects to defer part of their Compensation in accordance with paragraph 3.2, shall become a Participant in the Plan’s Deferred Compensation Program as of the date such deferral commences in accordance with Article III.

2.1.2    Supplemental Retirement Program. An Eligible Director and any Eligible Employee who is selected by the Plan Administrator for participation in the SR Program under the Plan, who is not already a Participant and whose Account is credited with an Employer discretionary contribution shall become a Participant of the Plan’s Supplemental Retirement Program as of the date such amount is credited.
2.2    Service With Controlled Groups
All Years of Service with other members of a controlled group of corporations as defined in Code Section 414(b), trades or businesses under common control as defined in Code Section 414(c), or members of an affiliated service group as defined in Code Section 414(m), if applicable, shall be credited for purposes of determining an Employee’s eligibility to participate.
2.3    Continued Participation.
Any Eligible Employee who is a Participant in the Plan shall continue to be a Participant so long as any amount remains credited in their Account. However, the Plan Administrator may in its discretion at the beginning of each Plan Year determine that such individual shall cease to be a Participant for purposes of making or receiving future deferrals or contributions into their Account.
ARTICLE III
DEFERRAL OF COMPENSATION
3.1    Notification
The Plan Administrator shall provide written notification to all Eligible Directors and any Eligible Employee of their selection for participation in the Nonqualified Deferred Compensation Program under this Plan and of the individual’s eligibility to elect to defer Compensation under this Plan, and shall further provide such individual with an Elective Deferral Agreement. The notification shall describe the requirements and limitations on amounts they can defer into the Plan, the Plan’s distributable events and the optional forms of payment that must be selected by the Participant prior to the commencement of the period of service for which the deferral is made.
3.2    Elective Deferral Agreement
If an eligible individual elects to defer Compensation into the Plan, they shall enter into an Elective Deferral Agreement with the Employer authorizing the deferral of all or part of such Participant’s Compensation under the Plan earned during the period in which the individual participates in the Plan. Once made, this Elective Deferral Agreement cannot be revoked after the beginning of the Plan Year to which the Elective Deferral Agreement relates. The Elective Deferral Agreement shall also specify the commencement date and method of payment with respect to benefits attributable to Elective Deferrals and discretionary Employer contributions, if any, for the applicable Plan Year.
All Elective Deferral Agreements made prior to January 1, 2008 which were compliant with the transition rules when made, are deemed to be compliant with the final Treasury Regulations promulgated under Code Section 409A. In no event shall a Participant be permitted to defer Compensation for a pay period which has commenced prior to the date on which the Elective Deferral Agreement is signed by the Participant and accepted by the Plan Administrator.
An Elective Deferral Agreement entered into with respect to a given Plan Year shall only apply to that Plan Year and a Elective Deferral Agreement must be entered into for any subsequent Plan Year. In other words, Elective Deferral Agreements are not “evergreen,” and they are in effect only for the specific Plan Year to which the Elective Deferral Agreement relates.
Code Section 409A applies to amount deferred on or after January 1, 2005. An amount is considered deferred prior to January 1, 2005, and therefore not subject to Code Section 409A, if the Participant (1) had a legally binding right to be paid the amount, and (2) the right to the amount was earned and vested as of December 31, 2004. A right to an amount will be considered earned and vested only if the amount is not subject to either a Substantial Risk of Forfeiture or a requirement to perform further service.
3.3    Initial Deferral Election
The initial deferral election, if applicable, must be made no later than the close of the taxable year preceding the taxable year in which the Participant performs the services giving rise to the Compensation to be deferred. In the first year of participation, the election may be made within thirty (30) days after the date the Participant first becomes eligible under the Plan. For performance-based Compensation based on services performed over a period of at least twelve (12) months, the election may be made no later than six (6) months before the end of the performance period. The time and form of distribution must be specified at the time of the initial deferral. Except as provided under paragraph 3.6, an Elective Deferral Agreement is irrevocable for the Plan Year to which the agreement relates.
3.4    Elective Deferral Procedure
The Plan Administrator, upon receipt of a properly completed and executed Elective Deferral Agreement, shall notify the Employer to commence to withhold that portion of the Participant’s Compensation specified in the Agreement. In no event will the Participant be permitted to defer more than the amount specified by the Employer in the Adoption Agreement.
3.6    Termination of Elective Deferral Agreement
The Employer shall have the right to terminate a Participant’s Elective Deferral Agreement at any time upon written notice to the Participant. Such termination shall not take effect until the end of the Plan Year in which the termination occurs. In no event shall the Employer have the right to terminate an Elective Deferral Agreement with respect to Compensation already deferred. A Participant’s Elective Deferral Agreement may be cancelled during a Plan Year in the event the Participant either (i) becomes Disabled or (ii) experiences an Unforeseeable Emergency under paragraph 7.15. In the event that a Participant’s Elective Deferral Agreement is cancelled during a Plan Year, that Participant shall not be permitted to reinstate a new Elective Deferral Agreement until the first day of the first payroll period beginning in the Plan Year following the date on which a new Elective Deferral Agreement is received by the Plan Administrator.
ARTICLE IV
CONTRIBUTIONS
4.1    Elective Deferrals
If the Company establishes a Trust for the purpose of accumulating assets for the Company’s convenience, and in the event a Participant makes an Elective Deferral to be credited to the Participant’s Account, the Plan Administrator may, but is not obligated to, make a contribution to the Trust that corresponds to the Elective Deferral amount deducted from the Participant’s Compensation, together with such instructions as the Trustee may reasonably require. .
4.2    Employer Matching Contributions
The Plan Administrator may, in its sole discretion select one or more Participants to receive matching contributions to their Account upon such terms and as the Plan Administrator shall specify at the time it makes the contribution, including the date(s) on which such matching contributions are to be credited to the Accounts – which date(s) shall not be earlier than the date on which the Plan Administrator makes the decision to credit Accounts for the matching contributions. If the Company establishes a Trust for the purpose of accumulating assets for the Company’s convenience, and in the event matching contributions are credited to a Participant’s Account, the Plan Administrator may, but is not obligated to, make a contribution to the Trust that corresponds to the matching contribution credited to the Participant’s Account, together with such instructions as the Trustee may reasonably require.

4.3    Employer Discretionary Contributions
In addition to other contributions provided for under the Plan, the Plan Administrator may, in its sole discretion, select one or more Participants to receive a discretionary contribution to their Account upon such terms and as the Plan Administrator shall specify at the time it makes the contribution, including the date(s) on which such discretionary contributions are to be credited to the Accounts – which date(s) shall not be earlier than the date on which the Plan Administrator makes the decision to credit Accounts for the discretionary contributions. For example, the Plan Administrator may contribute an amount to a Participant’s Account and condition the payment of that amount and accrued earnings thereon upon the Participant remaining employed by the Employer for an additional specified period of time. The terms specified by the Employer shall supersede any other provision of this Plan with regards to discretionary contributions and earnings with respect thereto, provided that if the Employer does not specify a method of distribution, the discretionary contribution shall be distributed in a manner consistent with the election last made by the Participant prior to the year in which the discretionary contribution is made. The Plan Administrator, in its discretion, may permit the Participant to designate a distribution schedule for a particular discretionary contribution provided that such designation is made prior to the time that the Employer finally determines that the Participant will receive the discretionary contributions. If the Company establishes a Trust for the purpose of accumulating assets for the Company’s convenience, and in the event discretionary contributions are credited to a Participant’s Account, the Plan Administrator may, but is not obligated to, make a contribution to the Trust that corresponds to the discretionary contribution credited to the Participant’s Account, together with such instructions as the Trustee may reasonably require.
4.4    Grandfathering Rules
For purposes of determining whether Section 409A is applicable with respect to an amount, the amount is considered deferred before January 1, 2005, if before January 1, 2005, the Participant had a legally binding right to be paid the amount, and the right to the amount was earned and vested. For purposes of this paragraph, a right to an amount was earned and vested only if the amount was not subject to a Substantial Risk of Forfeiture (as defined in Treasury Regulation §1.83-3(c)(1) or a requirement to perform further services. Amounts to which the Participant did not have a legally binding right before January 1, 2005 (for example because the Employer retained discretion to reduce the amount), will not be considered deferred prior to January 1, 2005.
Amendments to conform a plan to the requirements of Code Section 409A with respect to deferrals under a plan occurring after December 31, 2004, will not constitute a material modification of the plan with respect to amounts deferred that are earned and vested on or before December 31, 2004, provided that there is no concurrent material modification with respect to the amount of, or rights to, amounts deferred that were earned and vested on or before December 31, 2004 Similarly, a grant of an additional benefit under a new arrangement adopted after October 3, 2004, and prior to January 1, 2005, will not be treated as a material modification of an existing plan to the extent that the new arrangement explicitly identifies additional deferrals of compensation and provides that the additional deferrals of compensation are subject to Section 409A.
The Plan may be amended (with respect to amounts subject to Code Section 409A) to provide for new payment elections without violating the subsequent deferral and anti-acceleration rules, as long as the amendment and election have been made prior to December 31, 2005.
4.5    The Plan Remains Unfunded; Nature of Trust Assets
Any such contributions plus the earnings held by a Trustee but shall remain the property of the Company and shall be subject to the claims of the Company’s creditors.
ARTICLE V
PARTICIPANT ACCOUNTS AND REPORTS
5.1    Establishment of Accounts
The Plan Administrator shall establish and maintain individual recordkeeping Accounts on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan. Separate sub-accounts shall be established for each Participant with respect to each Elective Deferral Agreement for which a different form of payment has been selected. Separate Accounts shall be maintained for those who participate in the Supplemental Retirement Program and those who participate in the Deferred Compensation Program. A single Participant may have multiple Accounts and may participate in more than one program under this Plan.
5.2    Investment Options.
The Plan Administrator shall offer one or more Investment Options for measuring the income, gain or loss recorded for the Account of a Participant or a Beneficiary, and may change Investment Options at any time. At present, the Investment Options available are identical to or substantially similar to the investment options available from time to time under the Umpqua Bank 401(k) and Profit Sharing Plan, a tax-qualified retirement plan sponsored by the Company. Future Investment Options may include an indexed (or fixed), interesting bearing notional account.
5.3    Allocation of Participant Accounts
A Participant shall elect on his or her Elective Deferral Agreement or on such other form or by such other means as may be specified by the Plan Administrator, one or more Investment Options to which Deferrals to be credited to the Participant’s Account shall be allocated. A Participant may change the allocation of his or her Account balance among the Investment Options as frequently as permitted by the Plan Administrator under rules and procedures applicable to all Participants. The Plan Administrator shall establish and may prospectively change its rules regarding the timing and frequency of Investment Option elections and may establish minimum amounts or percentages for transferring Account balances among the Investment Options.
In the event a Participant fails or refuses to make an election allocating contributions credited to his or her Account among the then available Investment Options, the Plan Administrator shall specify the Investment Option or Investment Options to which the Participant’s Account shall be allocated and notify the Participant of its selection, which notification may be the Account statements provided to the Participant.
5.4    Adjustment of Accounts
The Account balance of a Participant or a Beneficiary shall be adjusted daily, based on the performance of the Investment Options selected or deemed selected by the Participant or the Beneficiary, as if the portion of the Account allocated to an Investment Option were actually invested in such Investment Option and adjusted for other amounts as if such other amounts were actually charged or credited to an actual Account balance of the Participant or a Beneficiary. The Plan Administrator may also charge as an expense against an Account: (i) amounts customarily charged by the sponsor of one or more Investment Options that are charged on a per participant or per transaction basis and not otherwise charged as an expense of an Investment Option; and (ii) the Plan Administrator’s and the Employer’s own expenses and out-of-pocket fees in administering the Plan. The Plan Administrator’s allocation of charges and expenses among the Accounts shall be final and conclusive against the Participants or the Beneficiaries, and all other parties.
5.5    Status of Investment Options
The Investment Options offered under the Plan are for the sole purpose of providing a performance measurement for adjusting Accounts for income, gain or loss. Notwithstanding anything in this Plan to the contrary, neither the Plan Administrator nor the Company shall be required to actually invest monies in any fund designated as an Investment Option, any decision to so invest shall remain within the complete discretion of the Plan Administrator, and any amounts so invested shall remain the property of the Company. No Participant or Beneficiary shall have any right, other than the right of an unsecured general creditor, against the Company or the relevant Employer in respect to the benefits payable, or which may be payable, to the Participant or Beneficiary, under the Plan.
5.6    Participant Statements
The Plan Administrator shall prepare a statement for each Participant not less frequently than annually. Statements may be prepared more frequently as agreed between the Plan Administrator and the entity responsible for the maintenance of Plan records or for valuing Plan assets. Each statement shall show the additions to and subtractions from the Participant’s Account for the period since the last such statement and shall show the value of the Participant’s Account as of the current statement date.
5.7    Changes in Method And Timing Of Valuing Participants’ Accounts
If necessary or appropriate, the Plan Administrator may establish different or additional uniform and nondiscriminatory procedures for determining the value of Participant’s Accounts under the Plan.
5.8     Calculation of Grandfathered Amount
The grandfathered amount not subject to Code Section 409A is a Participant’s vested Account Balance as of December 31, 2004, plus any earning with respect to these amounts.
ARTICLE VI
VESTING
6.1    Vesting
A Participant shall immediately be vested in all Elective Deferrals and income and gain attributable thereto, credited to their Account. A Participant shall become vested in the portion of their Account attributable to Employer contributions upon reaching a Distributable Event as defined in paragraph 7.2, subject to earlier vesting in accordance with paragraphs 6.2, 6.3 and 6.5.
6.2    Change of Control
A Participant shall become fully vested in their Account immediately prior to a Change of Control of the Employer in accordance with applicable law and regulations issued thereunder.

6.3    Death or Disability
A Participant shall become fully vested in their Account immediately prior to termination of the Participant’s employment, by reason of the Participant’s death or Disability.
6.4    Employer’s Financial Health
No Compensation deferred under this Plan may be subject to a provision which provides that assets of the Plan will become restricted to the payment of benefits under the Plan in connection with a change in the Employer’s financial health. Assets will be treated as restricted even if the assets of the Plan are available to satisfy the general claims of the creditors.
This provision will not apply when assets are restricted to the payment of benefits upon a Change in Control, or if assets are periodically restricted under a structured schedule and the restriction coincides with the change in the Employer’s financial health.
6.5    Acceleration of Payment
Exceptions to anti-acceleration rules are as follows:
(1)    Domestic Relations Order. Accelerations are permitted as required in a domestic relations order as defined in Code Section 414(p)(1)(B).
(2)    Payment of FICA. An acceleration is permitted if the amount is necessary to pay the Federal Insurance Contributions Act (FICA) tax, and the amount necessary to pay any income tax withholding as a result of such payment. The total payment may not exceed the aggregate of the FICA amount, and the income tax withholding related to the FICA amount.
(3)    Payments Upon Income Inclusion Under Code Section 409A. The Plan may permit the acceleration of the time or schedule of a payment to a Participant to pay an amount to the Participant includable in income as a result of the Plan failing to meet the requirements of Code Section 409A.
(4)    Plan Terminations. Acceleration is permitted upon Plan termination under any one of three rules:
(a)Bankruptcy or Dissolution. The Company may terminate the Plan if within twelve (12) months of a corporate dissolution taxed under Code Section 331, or the approval of a bankruptcy court. The distributions must be included in the Participants’ gross income in the latest of the year of Plan termination, the year of Substantial Risk of Forfeiture lapse, or the first calendar year in which the payment is administratively practicable.
(b)Change in Control. The Company may terminate the Plan within thirty (30) days preceding, or twelve (12) months following, a Change in Control event. All substantially similar arrangements sponsored by the Company and all members of the Company’s Controlled Group must be terminated.
(c)Complete Plan Termination. See paragraph 10.3.
For the avoidance of doubt, the Company’s or Plan Administrator’s waiver of a condition constituting a Substantial Risk of Forfeiture is not an acceleration of vesting if the requirements of Code Section 409A (including the requirement that the payment be made upon a permissible payment event) are otherwise satisfied.
ARTICLE VII
PAYMENTS
7.1    Benefits
A Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s Account at the time a distributable event occurs under the Plan. Such benefit shall be payable from the general assets of the Employer which includes any assets held in the Trust. In no event will a Participant’s right to a benefit under this Plan give such Participant a secured right or claim of any assets held in the Trust.
7.2    Distributable Event
A Participant’s benefit shall be payable within thirty (30) days following the Distribution Date coincident with or first following the earliest of:

(1)the date specified in the Participant’s Elective Deferral Agreement, which can be either (i) a fixed date or (ii) the date on which the Participant incurs a Separation from Service. Where no date is specified in the Participant’s Elective Deferral Agreement, the Participant shall be deemed to have elected to receive the distribution upon their Separation from Service. In all cases where all or a portion of a Participant’s Account becomes payable due to a Separation from Service, the first payment will not be made earlier than first business day next following the six (6) month anniversary of the Participant’s Separation from Service (note: this 6-month payment delay is waived in the event the Employee dies prior to the end of the waiting period).
(2)the Participant dies;
(3)the Participant becomes Disabled; or
(4)the Participant incurs an Unforeseeable Emergency.
No Participant shall have any right to receive payment of their benefit under the Plan prior to the occurrence of a Distributable Event.
The Controlled Group rules apply to a Separation from Service, such that the Separation from Service from one entity within a Controlled Group followed by continued service for another entity within the group should not constitute a permissible Distributable Event. It is also intended that the Change in Control of one member of a Controlled Group would not necessarily be a permissible Distributable Event under a Plan of another member of the Controlled Group
7.3    Treatment of Participants in an Asset Sale
As a part of a sale of assets by one Employer (seller) to an unrelated employer (buyer), whereby a Participant of the seller would otherwise experience a Separation from Service with the seller, the seller and the buyer may specify whether the Participant has experienced a Separation from Service. This requires that (1) the asset purchase result from bona fide, arm’s length negotiations; (2) all Participants providing services to the seller immediately before the transaction and providing services to the buyer after the transaction are treated consistently under the provisions of any nonqualified deferred compensation plan; and (3) such treatment is specified no later than the closing date of the asset purchase transaction.
7.4    Form of Distribution
A Participant’s benefit shall be paid in the form of a lump sum or installments, pursuant to paragraph 3.2, any election of a form of payment must be made by the Participant prior to the period of service for which the Compensation Deferral is made.
A different form of payment may be selected with respect to each separate deferral election made by the Participant.
Notwithstanding the foregoing to the contrary:
(1)    In the event a Participant Separates from Service due to Disability or dies, the vested portion of the Participant’s Account (including any portion vested pursuant to paragraph 6.3 as a consequence of the Participant’s Disability or death) shall be paid to the Participant (or in the case of the Participant’s death, to the Participant’s Beneficiary) in a single lump sum as soon as practicable following the date of such termination; in cases of death, the payment shall be paid no later than December 31 of the calendar year following the calendar year in which the death occurs.
(2)    In the event a Participant Separates from Service under the Plan with a total Account Balance that does not exceed the limitation under Code section 402(g)(1)(B) as in effect on the first day of the Plan Year in which such Separation from Service Occurs, then the Plan Administrator may exercise its discretion to pay the Participant’s total Account Balance in a single lump sum at any time on or following that date which is the first business day following the six month anniversary of the Participant’s Separation from Service. For the Plan Year commencing January 1, 2024, the applicable limit under Code section 402(g)(1)(B) is $23,000. For the avoidance of doubt, for purposes of this paragraph, the Code section 402(g)(1)(B) limit does not include any catch-up limits as may apply to individuals on account of having attained age fifty (50).

7.5    Election of Time And Form Of Distributions
The timing and form of payment must be specified at the time of the Elective Deferral Agreement. A different time and form of payment may be elected each Plan Year, with the time and form of payment provisions applicable to the Elective Deferrals made by the Participant for that Plan Year. There may be multiple payout events [e g , fifty percent (50%) of the account payable at age fifty-five (55) and the balance payable upon Separation from Service] and Participants may be permitted to elect different forms of payments for different permissible distribution events. In the event a Participant’s Elective Deferral Agreement fails to specify a time or form of payment for a given Plan Year, the Participant shall be deemed to have elected a single lump sum payment, to be paid upon the Participant’s Separation from Service.
7.6    Subsequent Elections to Delay Distributions
Subsequent elections to delay the timing or to change the form of payments must:
(1)not take effect until at least twelve (12) months after the date of the election;
(2)except in the case of elections relating to distributions on death, Disability or Unforeseeable Emergency, provide an additional deferral period of at least five (5) years from the date such payment would otherwise have been made;
(3)if related to a payment at a specified time or pursuant to a fixed schedule, be made at least twelve (12) months prior to the date of the first scheduled payment;
(4)The restriction of providing that certain additional deferrals must be for a period of not less than five (5) years is not limited to the first payment for which a deferral is made; and
(5)In all cases, distributions to a Participant made on account of the Participant’s Separation from Service shall not occur earlier than the day following the sixth month following the Participant’s Separation from Service, which six-month delay is waived in the event of the Participant’s death.
The term “payment” refers to each separately identified amount to which a Participant is entitled to payment under a Plan on a determinable date, and includes amounts applied for the benefit of the Participant. An amount is separately identified only if the amount may be objectively determined.
(1)The Plan may provide that a payment shall be made upon the earlier of, or the later of, multiple specified permissible payment events.
(2)The Plan may also provide for a different form of payment depending upon the payment event. The subsequent deferral election rules are applied separately to each payment due upon each payment event.
(3)An intervening event that is a Code Section 409A event may override an existing payment schedule already in payout status.
(4)The addition of a permissible payment event to amounts previously deferred is subject to the subsequent deferral rules if the addition results in a change in time of form of payment.
7.7    Designation of Time and Form Of Payment
An arrangement that provides for a deferral of Compensation for services performed during a Participant’s taxable year that does not provide the Participant with an opportunity to elect the time of payment of such Compensation must specify the time of the payment no later than the time the Participant first has a legally binding right to the Compensation. Similarly, an arrangement that provides for a deferral of Compensation for services performed during a Participant’s taxable year that does not provide the Participant with an opportunity to elect the form of payment of such Compensation must specify the form of payment no later than the time the Participant first had a legally binding right to the Compensation.
7.8    No Acceleration of Benefits
The Plan shall not permit the acceleration of distributions, except as otherwise provided in applicable Treasury Regulations. This rule against acceleration will not be violated because the Plan provides a choice between cash and taxable property if the timing and amount of income inclusion is the same for each form of distribution.
Exceptions to the non-acceleration rule are permitted when the accelerated distribution is not elective (i.e., court-approved settlements incident to divorce) or for automatic cash-outs of small amounts upon the occurrence of a distributable event [e g , automatic cash-out of balances less than the Code Section 402(g) limit for 401(k) deferrals ($23,000 in 2024), regardless of a Participant’s distribution election), and as otherwise permitted in paragraph 6.5 herein.
Payments may be considered accelerated if a Participant’s deferred Compensation is reduced or applied to offset a debt that the Participant may otherwise owe to the Employer (or another entity).
7.9    Payment Medium
The Employer may elect to pay the Participant’s lump sum or installment benefits in the form of cash, securities, or any other property acceptable to the Participant and to the Employer.
7.10     Intervening Payment Events
A payment is not considered an acceleration if the payment is pursuant to the terms of the Plan (or an election made at the time of the initial deferral) that require accelerated payment upon Separation from Service, Death, Disability, Unforeseeable Emergency or Change in Control.
7.11    Death Benefits
If a Participant dies prior to the complete distribution of their Account, the balance of the Account shall be paid as soon as practicable to the Participant’s designated Beneficiary or Beneficiaries, but not later than December 31 of the calendar year following the calendar year in which the death occurs. Such death benefit shall in all cases be paid as a lump sum, even if the Participant was receiving payment of their benefit in installments at the time of the Participant’s death.

7.12    Beneficiary Designation
A Participant shall have the right to designate a Beneficiary and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator. A Participant may not, however, change their Beneficiary (during the life of such Beneficiary) after payments have commenced under an installment payment option where the payment period is determined by reference to the life expectancy of the Participant and their Beneficiary.
7.13     No Beneficiary
If no Beneficiary designation is made or if the Beneficiary designation is held invalid, or if no Beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Plan Administrator shall direct that payment of benefits be made to the person or persons in the first category in which there is a survivor. The categories of successor beneficiaries, in order, are as follows:
(1)Participant’s Spouse;
(2)Participant’s descendants, per stirpes (eligible descendants shall be determined by the intestacy laws of the state in which the decedent was domiciled);
(3)Participant’s parents;
(4)Participant’s brothers and sisters (including step brothers and step sisters); and
(5)the Participant’s estate.
7.14     Claims Procedure
A Participant or authorized representative of a Participant may submit to the Plan Administrator questions regarding Plan benefits or a claim for the payment of benefits. Such question or claim may be submitted at any time. However, benefit payments shall not be payable earlier than permitted by the Plan. The Plan Administrator shall accept, reject, or modify such request and shall send written notification to the Participant setting forth the response of the Plan Administrator.
Claims for benefits shall be administered in accordance with the procedures set forth in this paragraph 7.14 and any additional written procedures that may be adopted from time to time by the Plan Administrator. No legal action for benefits under the Plan shall be brought unless and until the Claimant (defined in subsection (a), below) has, in accordance with the procedures set forth in this Section 19.03, as applicable: (i) submitted a written claim for benefits; (ii) been notified by the Plan Administrator that the application is denied; (iii) filed a written request for an appeal; and (iv) been notified in writing by the Plan Administrator that the application's denial has been affirmed (or the application is deemed denied) on review. Any action at law or in equity with respect to such claim for benefits must be commenced within one (1) year of the final written denial of the appeal under paragraph 7.14-4 below, regardless of any state or federal statutes establishing provisions relating to limitations of actions.
7.14.1    Submission of Claim. A claim for benefit payment shall be considered filed when a written request is submitted to the Claims Administrator in the corporate benefits department. The Claims Administrator shall respond to a claim in writing or electronically. An authorized representative may act on behalf of a Participant or Beneficiary (hereinafter "Claimant") who claims benefits.
The Plan Administrator shall designate one or more persons in the Employer's corporate benefits department as Claims Administrator(s) and authorize such individuals to make claims determinations.
7.14.2    Notice of Denial. Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written or electronic notice of such action within 90 days after the claim is filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period. The extension shall not exceed 180 days after the claim is filed.
Such notice will indicate i) the reason for denial, ii) the specific provisions of the Plan on which the denial is based, iii) an explanation of the claims appeal procedure including the time limits applicable to the procedure and a statement of the Claimant's right to bring a civil action under section 502(a) of ERISA and iv) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.
7.14.3     Right to Request Review. Any person who has had a claim for benefits denied by the Claims Administrator, who disputes the benefit determination, or is otherwise adversely affected by action of the Claims Administrator, shall have the right to request review (i.e., appeal) by the Plan Administrator. The Plan Administrator or its delegate shall provide a full and fair review that takes into account all comments, documents, records, and other information submitted relating to the claim, without regard to whether the information was previously submitted or considered in the initial benefit determination. Such request must be in writing, and must be made within 60 days after such person receives notice of the denial. If written request for review is not made within such 60-day period, the Claimant shall forfeit their right to review. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The Claimant may submit written comments, documents, records and other information relating to the claim.
7.14.4     Review of Claim. The Plan Administrator shall then review the claim. The Plan Administrator or its delegate may hold a hearing if it is deemed necessary and shall issue a written decision reaffirming, modifying or setting aside the initial determination by the Claims Administrator within a reasonable time and not later than 60 days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension. If an extension is required, the Claimant shall be notified in writing or electronically within the initial 60-day period of the extension, the special circumstances requiring the extension, and the date by which the Plan expects to render a determination.
The Plan Administrator may authorize one or more members of the Plan Administrator to act on behalf of the full Plan Administrator to review and decide claims.
A copy of the decision shall be furnished to the Claimant. The decision shall set forth the specific reasons for the decision and specific Plan provisions on which it is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant's right to bring a civil action under section 502(a) of ERISA. The decision shall be final and binding upon the Claimant and all other persons involved.
7.14.5    Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the Claimant has (i) submitted a written claim for benefits in accordance with paragraph 7.14-1, (ii) been notified by the Claims Administrator that the claim is denied as provided in paragraph 7.14-2 (or paragraph 7.14-6(1), if applicable); (iii) filed a written request for a review of the claim in accordance with paragraph 7.14-3; and (iv) been notified in writing that the Plan Administrator or its delegate has affirmed the denial of the claim on review as provided in paragraph 7.14-4. Notwithstanding the preceding, a

Claimant shall be deemed to have exhausted the procedures set forth herein to the extent prescribed in Labor Reg. § 2560.503-1.
Legal action under this paragraph 7.14-5 must be taken not later than twelve (12) months after the Participant has received the final, written denial of the request for review under paragraph 7.14-4.
7.15     Unforeseeable Emergency
If a Participant suffers an Unforeseeable Emergency, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion of the Participant’s Account which the Plan Administrator determines necessary to satisfy the emergency need, including any amount(s) necessary to pay any Federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting a hardship payment due to Unforeseeable Emergency shall apply for the payment in a manner approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.
7.16     Forfeiture of Non-vested Amounts
To the extent that any amounts credited to a Participant’s Account are not vested at the time such amounts are otherwise payable under Section 7.1, such amounts shall be forfeited and shall be used to satisfy the Employer’s obligation to make contributions to the Trust under the Plan.
7.17    Taxes
All federal, state, or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article VII shall be withheld.
7.18     Withholding And Reporting Requirements
Code Section 409A deferred compensation is subject to the following requirements:
(1)The Employer must report all deferrals for the Plan Year under this Plan on a Form W-2 or a Form 1099;
(2)Code Section 3401(a) provides that the term “wages” includes any amount includible in gross income of an Employee under Code Section 409A; and
(3)Code Section 6041 requires that a payer report amounts includible in gross income under Code Section 409A that are not treated as wages under Code Section 3401(a) as gross income.
ARTICLE VIII
PLAN ADMINISTRATION
8.1    Plan Administrator
The Plan shall be administered by the Plan Administrator.
8.2    Duties of Plan Administrator
The Plan Administrator shall be responsible to perform all administrative functions of the Plan. These duties include but are not limited to:
(1)Communicating with Participants in connection with their rights and benefits under the Plan.
(2)Reviewing investment direction preferences received from Participants.
(3)Arranging for the payment of taxes (including income tax withholding), expenses and benefit payments to Participants under the Plan.
(4)Filing any returns and reports due with respect to the Plan.
(5)Interpreting and construing Plan provisions and settling claims and domestic relations orders in connection with Plan benefits.
(6)Serving as the Plan’s designed representative for the service of notices, reports, claims or legal process.
(7)Employing any agents such as accountants, auditors, attorneys, actuaries or any other professionals it deems necessary in the performance of any of its duties.

The Plan Administrator shall have completed discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.
8.3    Employer

The Employer has sole responsibility for the establishment and maintenance of the Plan. The Employer through its Board shall have the power and authority to appoint the Plan Administrator, Trustee and any other professionals as may be required for the administration of the Plan or the Trust. The Employer shall also have the right to remove any individual or party appointed to perform administrative, investment, fiduciary or other functions under the Plan. The Employer may delegate any of its powers to the Plan Administrator, or a committee of the Board of Directors.
8.4    Plan Administration and Interpretation
The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan    Such interpretation and decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Employer, or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.
8.5    Powers, Duties, Procedures
The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursement and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.6    Information
To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.
8.7    Indemnification of Plan Administrator
The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or Employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission was in good faith.
ARTICLE IX
TRUST FUND
9.1    Trust
Coincident with the establishment of the Plan, the Employer may establish a Trust for the purpose of accumulating assets which, if established may, but need not be used, by the Employer to satisfy some or all of its financial obligations to provide benefits to Participants under this Plan. All assets held in any such Trust shall remain the exclusive property of the Employer and shall be available to pay creditor claims of the Employer in the event of bankruptcy. The assets held in any such Trust shall be administered in accordance with the terms of the separate Trust Agreement between the Trustee and the Employer.
9.2    Unfunded Plan
In no event will any assets accumulated by the Employer in Trust be construed as creating a funded Plan under the applicable provisions of ERISA or the Code, or under the provisions of any other applicable statute or regulation. Any funds set aside by the Employer in trust shall be administered in accordance with the terms of the Trust.
9.3    Deemed Investments
A Participant may select from the investment options or other investment media selected by the Plan Administrator and approved by the Employer, the investments in which all or part of their Account shall be deemed to be invested. In no event shall any Participant be entitled to have any such investments made other than on a deemed basis. The Accounts maintained pursuant to this Plan are for bookkeeping purposes only, and neither the Employer nor the Trustee is under any obligation to invest any amounts credited to such Accounts.
The Participant shall make an investment designation (on the election form used to elect to defer Compensation under paragraph 3.2 or in such other manner as specified by the Plan Administrator or the Employer) which shall remain effective until another valid direction has been made by the Participant. The Participant may amend the Participant’s investment designation at such times and in such manner as prescribed by the Plan Administrator. A timely change to the Participant’s investment designation shall become effective as soon as administratively practicable in accordance with the procedures established by the Plan Administrator. The investment options or investment media deemed to be made available to the Participant, and any limitation on the minimum or maximum percentages of the Participant’s Account that may be deemed to be invested in any particular option or investment, shall be the same as from time to time communicated to the Participant by the Plan Administrator.
9.4    Funding A Non-Qualified Plan During a Restricted Period
The ability to set assets aside in a trust (or other arrangement such as a “rabbi trust”) during any “restricted period” is limited. Any violation of this provision results in the amounts being treated as property transferred in connection with the performance of services under Code Section 83 and subject to the Code Section 409A additional income tax and additional interest payments. Earnings on the transferred or restricted assets are treated as additional transfers of property. Further, the existence of a rabbi trust does not protect the amounts from Code Section 409A.
The “restricted period” includes:
(1)Any period the Company is a debtor in a case under Title 11, United States Code, or similar Federal or State law.
(2)The twelve (12) month period beginning on the date which is six (6) months before the termination date of the Plan if, as of the termination date, the Plan is not sufficient for benefit liabilities (within the meaning of ERISA Section 4041).
These provisions do not apply to amounts set aside before the restricted period.
This provision applies to the Code Section 162(m) individuals (the chief executive officer and the four highest compensated officers for the taxable year) and individuals subject to Section 16(a) of the Securities Exchange Act of 1934.
Any increase in the payment under the Plan to cover Federal, State, or local income taxes with respect to any Compensation required to be included in income will be subject to the Code Section 409A additional income tax and additional interest payments and such a payment will not be deductible by the Employer.
9.5    Assignment and Alienation
No Participant or Beneficiary of a deceased Participant shall have the right to anticipate, assign, transfer, sell, mortgage, pledge or hypothecate any benefit under this Plan. The Plan Administrator shall not recognize any attempt by a third party to attach, garnish or levy upon any benefit under the Plan except as provided by law or under the terms of a domestic relations order as described at Code Section 414(p).
No assets under a Plan established hereunder may set aside or restricted (directly or indirectly) under any funding arrangement (offshore trust or otherwise) if they are located or subsequently transferred outside the United States

The exception to this requirement applies if substantially all of the services of the Participant to which the Nonqualified Deferred Compensation Plan relates are performed in the foreign jurisdiction.
ARTICLE X
AMENDMENT AND TERMINATION
10.1     Amendment
The Company shall have the right to amend this Plan without the consent of any Participant or Beneficiary hereunder, provided that any amendment shall become effective on the first day of the Plan Year following the date on which the amendment is adopted by the Company and that Participants and Beneficiaries be notified of such amendment not less than thirty (30) days prior to the effective date thereof. The notice shall include an explanation of the amendment and its effects on the Participant’s rights and benefits under the Plan. No amendment shall deprive a Participant or Beneficiary of any of the benefits which they has already accrued under the Plan, determined as of the date of such amendment.
10.2     Existing Rights
No amendment of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to their Account prior to the date of such amendment or termination.
10.3     Exceptions To The Prohibition Of Termination Or Distribution Of Benefits The exceptions to the immediate liquidation of Plan Account Balances are as follows:
(1)The Company may terminate all plans of the same type for all Participants, as long as all payments are made between twelve (12) months and twenty-four (24) months from the date of termination The Company may not adopt a successor plan of the same type within three (3) years of termination.
(2)The Company may terminate the Plan and pay Participants during the twelve (12) month period after a Change in Control. All substantially similar plan or arrangements sponsored by the Employer must be terminated.
(3)If the Company is in bankruptcy, the Company may terminate the Plan if deferrals are included in the Participants’ gross income by the latest of (a) the calendar year in which the termination occurs, (b) the calendar year in which the amount is no longer subject to a Substantial Risk of Forfeiture or (c) the first calendar year in which the payment is administratively practicable.
(4)    The Company may terminate the Plan if all plans or arrangements sponsored by the Company and members of the Company’s Controlled Group that would be aggregated with any terminated plans or arrangement are terminated; no payments other than payments that would be payable under the terms of the plan or arrangements if the termination has not occurred are made within twelve (12) months of the termination; all payments from the Plan are made within twenty four (24) months of the termination, and the Company (including members of the Company’s Controlled Group) does not adopt a new plan or arrangement within five (5) years following the termination.
ARTICLE XI
MISCELLANEOUS
11.1    Total Agreement
This Plan and the executed Adoption Agreement, Deferral Agreement, Beneficiary designation and other administrative forms shall constitute the total agreement or contract between the Employer and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant.
11.2     Employment Rights
Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or Account, nor the payment of any benefits, shall be construed as giving a Participant or other person a right to employment with the Employer or any other legal or equitable right against the Employer except as provided in the Plan. In no event shall the terms of employment of any Participant be modified or in any way be affected by the Plan.

11.3     Non-Assignability
None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have the right to alienate, commute, pledge, encumber or assign any other the benefits or payments or proceeds which they may expect to receive, contingently or otherwise under the Plan.
11.4     Binding Agreement
Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.
11.5     Receipt And Release
Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including not being the age of majority) to give a valid receipt and release, the Plan Administrator may cause payment or payments becoming due to such person to be made to another person for their benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.
11.6     Governing Law
Construction, validity and administration of this Plan including the accompanying Adoption Agreement and the Trust shall be governed by applicable Federal law and applicable state law of Oregon, the state in which the principal office of the Company is located. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
11.7     Heading And Subheadings
Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the interpretation of the provisions hereof.
11.8     Interpretation Of Plan
Each provision of the Plan shall be interpreted to be consistent with the requirements of Code Section 409A and any provisions of the Plan that does not satisfy those requirements will be of no legal force or effect.
11.9    Good Faith Compliance
For all periods prior to the Effective Date of this amendment and restatement, the Plan followed a good faith, reasonable interpretation of Code Section 409A and the regulation issued thereunder and, to the extent not consistent therewith, the Plan’s terms.

UMPQUA BANK
NONQUALIFIED DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT

Revised and Restated January 1, 2024

Columbia Banking System, Inc. (the “Company”) hereby adopts this amended and restated Umpqua Bank Nonqualified Deferred Compensation Plan for Eligible Directors and Eligible Employees as provided in this Adoption Agreement and the Plan document. In the event of a conflict between Plan’s document and this Adoption Agreement, the Plan document will govern unless the particular provision in question specifies that the Adoption Agreement shall govern.

I.    Company Information

1.    Name and Address of Company:     Columbia Banking System, Inc.
1301 A Street
Tacoma, Washington 98402

2.    Telephone Number:             (253) 305-1900

3.    Employer Identification Number:    91-1422237

4.    Name of Plan:    Umpqua Bank Nonqualified Deferred Compensation Plan

5.    Tax Year End:                December 31

As used in this Plan, the term “Adopting Employer” refers to the Company, Columbia Trust Company, Financial Pacific Leasing, Inc., and Umpqua Bank, but excludes all other members of the Company’s Controlled Group.
II.    Effective Date
The initial Effective Date of the Plan was March 15, 2000. This is an amendment and restatement of the Plan to reflect certain prospective Plan design changes and to make other clarifying and necessary administrative changes, and is effective January 1, 2024.
III.    Eligibility Requirements
Participation in the Plan is limited to Eligible Directors and Eligible Employees. An Eligible Employee shall be eligible to participate by resolution of the Plan Administrator. Any Eligible Employee of the Adopting Employer who is considered a member of a select group of management or highly compensated employees shall be eligible for selection as Participants by the Plan Administrator. The Company’s CEO may, from time to time, nominate one or more Eligible Employees of an Adopting Employer for selection by the Plan Administrator.

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IV.    Plan Programs
Employer may make available one or more programs under the Plan. As of January 1, 2024, the Plan consists of two distinct programs: the Supplemental Retirement Program and the Deferred Compensation Program. The Supplemental Retirement Program is an existing program under the Plan under which the Employer may make discretionary contributions to the Accounts of eligible Participants upon the conditions and subject to the limitations as may from time to time be imposed by Employer. The Deferred Compensation Program is an existing program under the Plan under which eligible Participants are allowed to make Elective Deferrals. Employer may, from time to time, establish other programs under this Plan.
V.    Elective Deferrals
A Participant in the Deferred Compensation program under the Plan may make Elective Deferrals to the Plan in an amount up to one hundred percent (100%) of their Compensation, except that the maximum deferral percentage applicable to the Participant’s base salary cannot exceed fifty percent (50%).
VI.    Employer Contributions
An Adopting Employer may, from time to time, make one or more contributions to one or more Participant accounts in an amount determined at the discretion of the Employer.
Employer contributions credited to the Plan on or after January 1, 2024 are one hundred percent (100%) vested at all times. Employer contributions to a Participant’s Supplemental Retirement Program Account credited through December 31, 2023 remain subject to the following vesting schedule:
20% after one (1) Year of Service and an additional 20% for each year thereafter; a Participant shall become fully vested after (5) Years of Service. Prior Service with Columbia Bank, Columbia State Bank, Columbia Trust Company, Financial Pacific Leasing, Inc., Umpqua Bank and any other entity acquired by one of the foregoing prior to January 1, 2024, as well as Prior Service with Valley of the Rogue Bank, Independent Financial Network, Linn-Benton Bank, Centennial Bank, Humboldt Bank and any subsidiary of Western Sierra Bancorp and North Bay Bancorp will be credited for vesting purposes.
VII.    Investment of Accounts
Plan assets are to be notionally invested in accordance with the Participants’ deemed investment elections made in accordance with the terms of the Plan, among the Plan’s Investment Options, until further notice from the Company.
VIII.    Withdrawals Prior due to Unforeseeable Emergency
Withdrawals from a Participant’s Account for Unforeseeable Emergencies are permitted to the full extent permitted under the terms of the Plan.
IX.    Distributions
1.    Distributions from the Plan will be made not more than thirty (30) days following a Distributable Event as described in the Plan, except in the case of a Participant’s death where distributions will be made no later than December 31 of the calendar year following the calendar year in which the death occurs.
A Participant may make an additional deferral of a distribution for a period of at least five (5) years from the date such payment would otherwise have been made.
2.    Distributions from the Plan shall be made pursuant to a fixed schedule or time elected by the Participant at the time of the initial deferral. Subsequent elections to delay the timing or to change the form of payments if related to a payment at a specified time or pursuant to a fixed schedule must be made at least twelve (12) months prior to the date of the first scheduled payment.
X.    Forms of Payment
The Company shall make distributions from the Plan in any of the forms provided in paragraph 7.4 of the Plan, as elected by the Participant under paragraph 3.2 of the Plan.

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XI.    Signatures
This Umpqua Bank Nonqualified Deferred Compensation Plan, including this Adoption Agreement, has been designed to permit Participants to defer Federal and state income tax on amounts credited to their Accounts until the amounts are actually paid.

The Nonqualified Deferred Compensation Plan and this accompanying Adoption Agreement were adopted by the Company’s Board of Directors on December 13, 2023.

COLUMBIA BANKING SYSTEM, INC.

By: /s/ Clint E. Stein________________________
    Clint E. Stein
Its:     Chief Executive Officer

Date: December 21, 2023

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